THIS CONSULTING SERVICES and MANAGEMENT AGREEMENT is made effective the 1st day of April, 1999

BETWEEN:
               INVESTOR COMMUNICATIONS INTERNATIONAL, INC.

               having an office located at
               3926 Irongate Road, Unit D
               Bellingham, Washington 98226

               (hereinafter called " Investor Comm")
                                                    OF THE FIRST PART
AND:
               VEGA-ATLANTIC CORPORATION

               having an office located at
               4600 South Ulster Street
               Suite 240
               Denver, Colorado  80237

               (hereinafter called " Vega-Atlantic")
                                                    OF THE SECOND PART

WHEREAS:

A. Vega-Atlantic is engaged in the business of precious metals exploration and development.

B. By the consensus of the officer of Vega-Atlantic, Investor Comm was engaged to provide a wide range of administrative, financial, marketing, international services, and other services with respect to the ongoing and full time operation of Vega-Atlantic as of the date of this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, Vega-Atlantic hereby grants Investor Comm as the parties hereto covenant and agree each with the other as follows:

ARTICLE I - Duties and Devotion of Time

(a) Investor Comm shall provide Vega-Atlantic with specific financial, administrative, marketing, promotional, and international services. Investor Comm shall have the obligation, and duties to conduct business related acts on behalf of Vega-Atlantic as directed by the officer and director of Vega-Atlantic, such services as are customarily done or deemed necessary for the full and complete operation of Vega-Atlantic; such services shall include but are not limited to the following:


o    International Business Relations           o    Investor Relations
o    International Business Strategy

o  Press Release and Public Disclosure    o  Legal Liaison
o  Corporate Information Distribution     o  Corporate Minute Book Maintenance
o  Corporate ID and Public Relations      o  Corporate Record Keeping
o  Media Liaison                          o  Corporate Secretarial
o  Shareholder Liaison                    o  Secretarial Services
o  Business Planning                      o  Office and General Duties
o  Capital Budgeting                      o  Printing and Production
o  Operating Budgeting                    o  Internet Maintenance and Content
o  Bookkeeping                            o  Transfer Agent Liaison
o  Financial Statement Generation         o  General Administration
o  Financial Services - General
o  Annual Report Creation and Production  o  Funding Services
o  Auditor Liaison                        o  Private Offering Structuring
o  Banking
o  Record Keeping and                     o  Travel for above items as required
   Documentation- General
o  Database Records

(b) Investor Comm shall provide for the full and complete functioning of business services as outlined in ARTICLE I, item (a) (hereinafter "the Consulting Services") above relating to the business of Vega-Atlantic and its ability to provide for its ongoing development and growth commensurate with that required in the circumstances, such requirement to be determined by ongoing circumstances. Investor Comm shall provide for all acts and duties as are reasonable necessary for the efficient and proper operation and development of Vega-Atlantic operations but, without limiting the generality of the foregoing, shall include all matters related directly or indirectly to the general functioning business operations of Vega-Atlantic.

(c) Vega-Atlantic agrees that Investor Comm may have or acquire business, financial, or consulting services interests in other companies or properties and agrees that Investor Comm may devote reasonable time to such other outside companies and affairs so long as these duties do not affect Investor Comm's ability to perform its duties under this Agreement in accordance with the requirement in each area of the Consulting Services to be provided.


ARTICLE II - Remuneration and Term

(a) Investor Comm shall provide the Consulting Services to Vega-Atlantic as set out herein in consideration for which Vega-Atlantic shall pay Investor Comm an amount not greater than the average of $75,000 US funds per calendar month during the term of this Agreement. The fees charged by Investor Comm to Vega-Atlantic shall be based on work conducted and variable levels of work required in any month. The maximum monthly fee charged to Vega-Atlantic by Investor Comm for the calendar year following that evidenced by the effective date of this Agreement will be renegotiated no later than September 30, 2000.

(b) The effective date of this Agreement shall be April 1,1999 and the Agreement shall continue for a term of 24 months from such date.

(c) In conducting its duties under this Agreement, Investor Comm shall report to the Vega-Atlantic Board of Directors or appointed officer or agents as directed by Vega-Atlantic.

ARTICLE III - Reimbursement for Expenses

Vega-Atlantic shall bear all expenses where the costs incurred are for the sole and exclusive benefit of Vega-Atlantic. Vega-Atlantic shall provide reimbursement expenses incurred by Investor Comm where Investor Comm incurs expenses that are for the sole and exclusive benefit of Vega-Atlantic.

ARTICLE IV - Termination of Agreement

Notwithstanding any other provision contained herein, it is understood and agreed between the parties hereto that either party may terminate this Agreement with or without cause and for any reason whatsoever by providing twelve (12) months written notice to the other party.

ARTICLE V - Indemnity

Vega-Atlantic shall indemnify Investor Comm, its directors, officers and agents and hold them harmless from any claims, expenses and damages arising out of this Agreement.

ARTICLE VI - Entire Agreement

This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

ARTICLE VII - Applicable Law

This Agreement shall be construed under and governed by the laws of the State of Colorado.

ARTICLE VIII - Enurement

The provisions of this Agreement shall ensure to the benefit of and binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Agreed at Bellingham, Washington, this 1st day of April, 1999.

IN WITNESS WHEREOF the parties hereto executed this Agreement as of the day and year first above written.

                                            VEGA-ATLANTIC CORPORATION

                                            Grant Atkins
                                            Name


                                            /s/ Grant Atkins
                                            ----------------
                                            Signature

                                            Secretary, Director
                                            Title





                                     INVESTOR COMMUNICATIONS INTERNATIONAL, INC.

                                            Marcus Johnson
                                            Name

                                            /s/ Marcus Johnson
                                            ------------------
                                            Signature

                                            President
                                            Title